Exhibit 10.37
Amendment
to
Obagi Medical Products, Inc.
2005 Stock Incentive Plan, as Amended

March 11, 2013

Whereas, the Board of Directors of Obagi Medical Products, Inc. (the “Company”) adopted the 2005 Stock Incentive Plan on November 17, 2005, which has been subsequently amended in November 2006 and April 2010 (the “Plan”), and now wishes to amend certain provisions of the Plan as set forth below; and

Whereas, all capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Now, Therefore, the terms of the Plan shall be amended as follows:

1.	Clawback Provision for Performance Awards. Section 6(d) of the Plan shall be amended and restated to read in full as follows:

“(d)  Performance Awards .  The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan.  A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.  Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, the purchase price of the Performance Award, if any, and the means of payment for the Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee may, if permitted by law, make retroactive adjustments to any Performance Award paid to any officer subject to Section 16 of the Exchange Act and any other executive designated by the Committee where the payment was predicated upon the achievement of specified financial results that were the subject of a subsequent restatement. Where applicable, the Committee may seek to recover any amount determined to have been inappropriately received by any of the applicable individuals.”

2.	Clawback Provision for Cash Awards. Section 6(h)(iii) of the Plan shall be amended and restated to read in full as follows:

“(iii)  Timing and Form of Payment .  The Committee shall determine the timing of payment of any Cash Award.  The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Cash Award to be deferred to a specified date or event.  The Committee may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Cash Award, or such portion thereof as the Committee may specify, to be paid in whole or in part in cash or other property.  The Committee may, if permitted by law, make retroactive adjustments to any Cash Award paid to any officer subject to Section 16 of the Exchange Act and any other executive designated by the Committee where the payment was predicated upon the achievement of specified financial results that were the subject of a subsequent restatement. Where applicable, the Committee may seek to recover any amount determined to have been inappropriately received by any of the applicable individuals.”

3.	Clawback Provision for Awards Based upon Qualifying Performance Criteria. A new subsection E shall be added after subsection D of Section 6(i)(xiii) of the Plan which shall read in full as follows:

“(E)  Other Adjustments.  The Committee may, if permitted by law, make retroactive adjustments to any Award that is subject to Qualifying Performance Criteria paid to any officer subject to Section 16 of the Exchange Act and any other executive designated by the Committee where the payment was predicated upon the achievement of specified financial results that were the subject of a subsequent restatement. Where applicable, the Committee may seek to recover any amount determined to have been inappropriately received by any of the applicable individuals.”

Except as specifically amended by this Amendment, the terms and conditions of the Plan shall remain in full force and effect.